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                                                                Exhibit FS-1 DPL

                         DELMARVA POWER & LIGHT COMPANY
                     ACTUAL CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                     Actual
                                                                  -------------

OPERATING REVENUES
     Electric                                                        $1,468,745
     Gas                                                                784,510
     Other services                                                      31,105
                                                                  -------------
                                                                      2,284,360
                                                                  -------------

OPERATING EXPENSES
     Electric fuel and purchased energy and capacity                    809,341
     Gas purchased                                                      732,794
     Other services' cost of sales                                       23,284
     Operation and maintenance                                          274,550
     Depreciation and amortization                                      117,258
     Taxes other than income taxes                                       42,852
                                                                  -------------
                                                                      2,000,079
                                                                  -------------
OPERATING INCOME                                                        284,281
                                                                  -------------

OTHER INCOME                                                              5,948
                                                                  -------------

INTEREST EXPENSE
     Interest charges                                                    77,642
     Allowance for borrowed funds used during
          construction and capitalized interest                          (1,197)
                                                                  -------------
                                                                         76,445
                                                                  -------------

PREFERRED DIVIDEND REQUIREMENT ON
     PREFERRED SECURITIES OF A SUBSIDIARY TRUST                           5,687
                                                                  -------------

INCOME BEFORE INCOME TAXES                                              208,097

INCOME TAXES                                                             82,325
                                                                  -------------

NET INCOME                                                              125,772

DIVIDENDS ON PREFERRED STOCK                                              4,879
                                                                  -------------

EARNINGS APPLICABLE TO COMMON STOCK                                   $ 120,893
                                                                  =============

See accompanying Notes to Consolidated Financial Statements on FS-8.
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